EXHIBIT 99.1

Anika Reports Second Quarter 2024 Financial Results

Expanded Regenerative Solutions portfolio with full market release of the Integrity™ Implant System, a hyaluronic acid (HA)-based scaffold for rotator cuff and other tendon repairs, generating significant market demand

Delivered revenue in line with expectations with 15% adjusted EBITDA margins; Strong first half 2024 international OA Pain Management revenue growth of 17%

Enhanced capital allocation strategy with new $40 million share repurchase program announced in May 2024; Continuing to optimize spending to support HA-based OA Pain Management and Regenerative Solutions growth

BEDFORD, Mass., Aug. 08, 2024 (GLOBE NEWSWIRE) -- Anika Therapeutics, Inc. (NASDAQ: ANIK), a global joint preservation company in early intervention orthopedics, today reported financial results for its second quarter ended June 30, 2024.

Second Quarter 2024 Financial Summary (compared to the second quarter of 2023)

  Revenue $41.9 million, decreased 5%
    OA Pain Management revenue $26.7 million, decreased 9%
    Joint Preservation and Restoration revenue $13.5 million, increased 7%
    Non-Orthopedic revenue $1.7 million, decreased 26%
  Gross margin 65%; Adjusted gross margin1 66%
  Net loss ($0.1) million, ($0.01) per share
  Adjusted net income1 $2.5 million, $0.17 per diluted share
  Adjusted EBITDA1 $6.3 million
  Cash used for operating activities $1.1 million
  Cash balance $62.8 million

1 See description of non-GAAP financial information contained in this release.

“We are pleased with our financial performance in Q2 as we made meaningful progress on our re-focused business strategy and path to profitability,” commented Cheryl R. Blanchard, Ph.D., Anika’s President and CEO. “In July, as planned, we announced the full market release of our Integrity Implant System. This marks an important step in the continued expansion of our differentiated Regenerative Solutions portfolio. In the first half of 2024 during the limited market release, we completed more than double the number of cases than initially anticipated, demonstrating the significant surgeon pull for this transformational product. Integrity will be a true game changer for the future of rotator cuff and other tendon repairs. Our HA-based Regenerative Solutions portfolio, including Integrity, represents a key enabler for Anika’s growth as we prepare for the US launch of Hyalofast by 2026 and file the first PMA module this year.”

Dr. Blanchard continued, “OA Pain Management remains a strong, foundational element of our business and represents a key aspect of total company profitability. Outside the US, Cingal, together with Monovisc and Orthovisc, grew 17% in the first half of 2024 as we gained market share and expanded into new countries. In the US, we continue to drive progress towards Cingal’s FDA approval. In addition, we continue to hold the market-leading position in the US with both Monovisc and Orthovisc, despite softer pricing dynamics as our US sales and marketing partner works to improve market access.”

“In 2024, we have re-focused our business strategy to accelerate profitability and deploy capital towards our highest returning programs, while also continuing to explore strategic alternatives to generate shareholder value. We announced a new $40 million share repurchase program during the second quarter and executed cost restructuring initiatives to enable investments into our highest growth areas in OA Pain Management and Regenerative Solutions. These actions focus our investments on the highest value building opportunities and position Anika to maximize shareholder value in the future.”

Strategic Updates

  Full Market Release of Integrity Implant System Expands Growing Regenerative Solutions Portfolio
    Entered full market release of the Integrity Implant System, an HA-based regenerative scaffold with arthroscopic instrumentation, in July 2024, with over 300 successful cases completed by more than 60 surgeons in the shoulder and foot/ankle during limited market release. Integrity will drive near-term growth for Anika’s regenerative solutions portfolio and provides a platform to further expand our regenerative HA offerings with new products that will deliver long-term shareholder value.
    Remain on track to file the first Hyalofast modular PMA submission in 2024 with the final clinical module filing expected in 2025 to support the US product launch by 2026.
  Leadership in OA Pain Management Driven by International Growth
    Grew international OA Pain Management revenue 17% in the first half of 2024 with growth in all three brands of Cingal, Monovisc, and Orthovisc driven by market share gains and new country expansion.
    Maintained US market leadership with Monovisc and Orthovisc as we work with the FDA to bring Cingal to the US market, doubling our US OA Pain market opportunity to $2 billion.
  Executing on Re-focused Business Strategy and Enhancing Capital Allocation
    Completed the previously announced cost reduction initiatives to reduce expenses by $10 million annualized which has contributed to the $8.8 million in year-to-date adjusted EBITDA, up 73% compared to the same period in 2023.
    Announced a new $40 million stock repurchase program with $15 million being executed under a 10b5-1 plan initiated in May 2024 and to be completed by June 2025, with remainder to be executed in open market purchases through June 2026.

Fiscal 2024 Guidance
Anika continues to expect that revenue for fiscal 2024 will be in the range of $168 to $173 million, representing growth of 1% to 4% compared to 2023.

Revenue ranges by product family are:

  OA Pain Management of $102 to $104 million, up 0% to 2%
  Joint Preservation and Restoration of $58 to $60.5 million, up 6% to 10%
  Non-Orthopedic of $8 to $8.5 million, down 14% to 19%

The Company expects 2024 adjusted EBITDA1 to be towards the lower end of the previously provided range of $25 to $30 million, approximately 15% adjusted EBITDA1 margin, as a result of the expected mix of OA Pain Management revenue with modestly lower US sales offset by stronger International growth.

Conference Call and Webcast Information
Anika’s management will hold a conference call and webcast to discuss its financial results and business highlights today, Thursday, August 8, 2024, at 5:00 pm ET. The conference call can be accessed by dialing 1-800-717-1738 (toll-free domestic) or 1-646-307-1865 (international) and providing the conference ID number 1679035. A live audio webcast will be available in the Investor Relations section of Anika’s website, www.anika.com. A slide presentation with highlights from the conference call will be available in the Investor Relations section of the Anika website. A replay of the webcast will be available on Anika’s website approximately two hours after the completion of the event.

About Anika
Anika Therapeutics, Inc. (NASDAQ: ANIK), is a global joint preservation company that creates and delivers meaningful advancements in early intervention orthopedic care. Leveraging our core expertise in hyaluronic acid and implant solutions, we partner with clinicians to provide minimally invasive products that restore active living for people around the world. Our focus is on high opportunity spaces within orthopedics, including Osteoarthritis Pain Management, Regenerative Solutions, Sports Medicine and Arthrosurface Joint Solutions, and our products are efficiently delivered in key sites of care, including ambulatory surgery centers. Anika’s global operations are headquartered outside of Boston, Massachusetts. For more information about Anika, please visit www.anika.com.

ANIKA, ANIKA THERAPEUTICS, CINGAL, HYALOFAST, INTEGRITY, MONOVISC, ORTHOVISC, and the Anika logo are trademarks of Anika Therapeutics, Inc. or its subsidiaries or are licensed to Anika Therapeutics, Inc. for its use.

Non-GAAP Financial Information
Non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Anika strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. The Company presents these non-GAAP financial measures because it uses them as supplemental measures in internally assessing the Company’s operating performance, and, in the case of Adjusted EBITDA, it is set as a key performance metric to determine executive compensation. The Company also recognizes that these non-GAAP measures are commonly used in determining business performance more broadly and believes that they are helpful to investors, securities analysts, and other interested parties as a measure of comparative operating performance from period to period.

Adjusted Gross Margin
Adjusted gross margin is defined by the Company as adjusted gross profit divided by total revenue. The Company defines adjusted gross profit as GAAP gross profit excluding amortization of certain acquired assets and non-cash product rationalization charges.

Adjusted EBITDA
Adjusted EBITDA is defined by the Company as GAAP net income (loss) excluding depreciation and amortization, interest and other income (expense), income taxes, stock-based compensation expense, acquisition related expenses, non-cash charges related to goodwill impairment, non-cash product rationalization charges, severance costs and shareholder activism costs.

Adjusted Net Income (Loss) and Adjusted EPS
Adjusted net income (loss) is defined by the Company as GAAP net income excluding acquisition related expenses, inclusive of the impact of purchase accounting, on a tax effected basis, non-cash charges related to goodwill impairment, non-cash product rationalization charges, stock-based compensation and charges related to discontinuation of a software project. Adjusted diluted EPS is defined by the Company as GAAP diluted EPS excluding acquisition related expenses and the impact of purchase accounting, each on a tax-adjusted per share basis, non-cash product rationalization charges, stock-based compensation, severance costs and shareholder activism costs. Beginning in the first quarter of 2024, adjusted net income (loss) and adjusted EPS were revised to exclude stock-based compensation, net of tax, and this revised calculation is reflected for all periods presented.

A reconciliation of adjusted gross profit to gross profit (and the associated adjusted gross margin calculation), adjusted EBITDA to net income (loss), adjusted net income (loss) to net income (loss) and adjusted diluted EPS to diluted EPS, the most directly comparable financial measures calculated and presented in accordance with GAAP, is shown in the tables at the end of this release.

Forward-Looking Statements
This press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning the Company's expectations, anticipations, intentions, beliefs or strategies regarding the future which are not statements of historical fact, including statements in Dr. Blanchard’s quote and in the section titled Strategic Updates about the potential impact of Integrity in the market, the timing of the regulatory pathway and launch of Hyalofast and the US approval of Cingal, and in the section titled Fiscal 2024 Guidance. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties, and other factors. The Company's actual results could differ materially from any anticipated future results, performance, or achievements described in the forward-looking statements as a result of a number of factors including, but not limited to, (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all; (ii) the Company's ability to obtain pre-clinical or clinical data to support domestic and international pre-market approval applications, 510(k) applications, or new drug applications, or to timely file and receive FDA or other regulatory approvals or clearances of its products; (iii) that such approvals will not be obtained in a timely manner or without the need for additional clinical trials, other testing or regulatory submissions, as applicable; (iv) the Company's research and product development efforts and their relative success, including whether we have any meaningful sales of any new products resulting from such efforts; (v) the cost effectiveness and efficiency of the Company's clinical studies, manufacturing operations, and production planning; (vi) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (vii) future determinations by the Company to allocate resources to products and in directions not presently contemplated; (viii) the Company's ability to successfully commercialize its products, in the U.S. and abroad; (ix) the Company's ability to provide an adequate and timely supply of its products to its customers; and (x) the Company's ability to achieve its growth targets. Additional factors and risks are described in the Company's periodic reports filed with the Securities and Exchange Commission, and they are available on the SEC's website at www.sec.gov. Forward-looking statements are made based on information available to the Company on the date of this press release, and the Company assumes no obligation to update the information contained in this press release.

For Investor Inquiries:
Anika Therapeutics, Inc.
Mark Namaroff, 781-457-9287
Vice President, Investor Relations, ESG and Corporate Communications
investorrelations@anika.com

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$41,921	$44,302	$82,444	$82,226
Cost of Revenue	14,556	15,330	30,451	30,411
Gross Profit	27,365	28,972	51,993	51,815

Operating expenses:
Research and development	7,398	8,914	15,562	17,314
Selling, general and administrative	19,806	23,689	41,333	50,685
Total operating expenses	27,204	32,603	56,895	67,999
Income (loss) from operations	161	(3,631)	(4,902)	(16,184)
Interest and other income (expense), net	595	561	1,187	1,100
Income (loss) before income taxes	756	(3,070)	(3,715)	(15,084)
Provision for (benefit from) income taxes	844	(329)	887	(1,993)
Net loss	$(88)	$(2,741)	$(4,602)	$(13,091)

Net loss per share:
Basic	$(0.01)	$(0.19)	$(0.31)	$(0.89)
Diluted	$(0.01)	$(0.19)	$(0.31)	$(0.89)

Weighted average common shares outstanding:
Basic	14,839	14,688	14,769	14,671
Diluted	14,839	14,688	14,769	14,671

Anika Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	June 30,	December 31,
ASSETS	2024	2023
Current assets:
Cash and cash equivalents	$62,822	$72,867
Accounts receivable, net	33,773	35,961
Inventories, net	51,464	46,386
Prepaid expenses and other current assets	6,941	8,095
Total current assets	155,000	163,309
Property and equipment, net	47,685	46,198
Right-of-use assets	27,765	28,767
Other long-term assets	19,524	18,672
Deferred tax assets	1,362	1,489
Intangible assets, net	3,969	4,626
Goodwill	7,350	7,571
Total assets	$262,655	$270,632

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,994	$9,860
Accrued expenses and other current liabilities	16,127	21,199
Total current liabilities	26,121	31,059
Other long-term liabilities	407	404
Lease liabilities	25,789	26,904

Stockholders’ equity:
Common stock, $0.01 par value	148	147
Additional paid-in-capital	93,156	90,009
Accumulated other comprehensive loss	(6,416)	(5,943)
Retained earnings	123,450	128,052
Total stockholders’ equity	210,338	212,265
Total liabilities and stockholders’ equity	$262,655	$270,632

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit
(in thousands)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Gross Profit	$27,365	$28,972	$51,993	$51,815
Product rationalization related charges	-	-	472	-
Acquisition related intangible asset amortization	154	1,561	311	3,123
Adjusted Gross Profit	$27,519	$30,533	$52,776	$54,938

Unadjusted Gross Margin	65%	65%	63%	63%
Adjusted Gross Margin	66%	69%	64%	67%

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted EBITDA
(in thousands)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(88)	$(2,741)	$(4,602)	$(13,091)
Interest and other (income) expense, net	(595)	(561)	(1,187)	(1,100)
Provision for (benefit from) income taxes	844	(329)	887	(1,993)
Depreciation and amortization	1,889	1,764	3,755	3,528
Stock-based compensation	3,891	4,150	7,481	7,867
Product rationalization	-	-	472	-
Arbitration settlement	-	-	-	3,250
Acquisition related intangible asset amortization	169	1,787	366	3,574
Discontinuation of software development project	(1,404)	-	(1,404)	-
Severance costs	-	-	839	-
Costs of shareholder activism	1,584	2,202	2,185	3,033
Adjusted EBITDA	$6,290	$6,272	$8,792	$5,068

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Net Income to Adjusted Net Income
(in thousands)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(88)	$(2,741)	$(4,602)	$(13,091)
Product rationalization, tax effected	-	-	514	-
Arbitration settlement, tax effected	-	-	-	2,800
Share-based compensation, tax effected	2,393	3,712	8,154	6,779
Acquisition related intangible asset amortization, tax effected	103	1,598	398	3,080
Discontinuation of software development project, tax effected	(864)	-	(1,530)	-
Severance costs, tax effected	-	-	914	-
Costs of shareholder activism, tax effected	975	1,970	2,381	2,613
Adjusted net income	$2,519	$4,539	$6,229	$2,181

Anika Therapeutics, Inc. and Subsidiaries
Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Diluted net loss per share	$(0.01)	$(0.19)	$(0.31)	$(0.89)
Product rationalization, tax effected	-	-	0.03	-
Arbitration settlement, tax effected	-	-	-	0.19
Share-based compensation, tax effected	0.16	0.25	0.55	0.46
Acquisition related intangible asset amortization, tax effected	0.01	0.11	0.03	0.21
Discontinuation of software development project, tax effected	(0.06)	-	(0.10)	-
Severance costs, tax effected	-	-	0.06	-
Costs of shareholder activism, tax effected	0.07	0.14	0.16	0.18
Adjusted diluted net income per share	$0.17	$0.31	$0.42	$0.15

Anika Therapeutics, Inc. and Subsidiaries
Revenue by Product Family
(in thousands, except percentages)
(unaudited)

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2024	2023	$ change	% change	2024	2023	$ change	% change
OA Pain Management	$26,658	$29,334	$(2,676)	-9%	$50,976	$51,967	$(991)	-2%
Joint Preservation and Restoration	13,554	12,660	894	7%	27,395	26,113	1,282	5%
Non-Orthopedic	1,709	2,308	(599)	-26%	4,073	4,146	(73)	-2%
Revenue	$41,921	$44,302	$(2,381)	-5%	$82,444	$82,226	$218	0%